Exhibit 99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of FundVantage Trust of each of our reports dated June 22, 2018, relating to the financial statements and financial highlights, which appear in the SkyBridge Dividend Value Fund, Lateef Focused Growth Fund (formerly Lateef Fund), DuPont Capital Emerging Markets Fund, DuPont Capital Emerging Markets Debt Fund, Polen Growth Fund, Polen Global Growth Fund, Polen International Growth Fund, Polen U.S. Small Company Growth Fund, Private Capital Management Value Fund, Pacific Capital Tax-Free Securities Fund, and Pacific Capital Tax-Free Short Intermediate Securities Fund Annual Reports on Form N-CSR for the year ended April 30, 2018. We also consent to the references to us under the headings: "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

August 28, 2018